As filed with the Securities and Exchange Commission on December 15, 2008

Registration No. 333-85347

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

POST-EFFECTIVE AMENDMENT NO. 2

ON FORM S-8 TO FORM F-4

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

PROTHERICS PLC

(Exact name of registrant as specified in its charter)

England and Wales	N/A
(State or other jurisdiction of	(I.R.S. Employer
incorporation or organization)	Identification No.)

The Heath Business and Technical Park

Runcorn, Cheshire, WA7 4QX England

(Address of principal executive offices)

OPTIONS ASSUMED BY PROTHERICS PLC

IN CONNECTION WITH THE ACQUISITION OF

THERAPEUTIC ANTIBODIES INC.

ORIGINALLY GRANTED UNDER THE

THERAPEUTIC ANTIBODIES INC. 1990 STOCK INCENTIVE PLAN

(Full title of the plan)

Protherics PLC

The Heath Business and Technical Park

Runcorn, Cheshire, WA7 4QX England

+44-1928-518000

(Name, address and telephone number of agent for service)

EXPLANATORY NOTE: DEREGISTRATION OF SECURITIES

On August 16, 1999, Proteus International PLC (the “Registrant”) filed with the Securities and Exchange Commission (the “Commission”) a Registration Statement on Form F-4, Registration Statement No. 333-85347, in connection with its merger with Therapeutic Antibodies Inc., a Delaware  corporation (the “Registration Statement”). The merger became effective on September 15, 1999, resulting in the name change of the Registrant to Protherics PLC.  Subsequently, on October 1, 1999, the Registrant filed with the Commission a Post-Effective Amendment No. 1 on Form S-8 to Form F-4 (“Amendment No. 1”), registering 1,744,487 ordinary shares of 2p each of Protherics PLC to be issued upon the exercise of options originally granted to employees and directors of Therapeutic Antibodies under its 1990 Stock Incentive Plan, which were assumed by the Registrant in connection with the merger with Therapeutic Antibodies.

Effective as of 8:00 a.m. GMT on December 4, 2008, pursuant to a Scheme of Arrangement between the Registrant and its shareholders, the Registrant became a wholly-owned subsidiary of BTG plc.  On December 4, 2008, the Registrant filed with the Commission a Certification of a Foreign Private Issuer’s Termination of Registration on Form 15F with respect to the ordinary shares.

The Registrant has terminated all offerings of the Registrant’s securities pursuant to its existing registration statements, including the Registration Statement and Amendment No. 1.  In accordance with the undertakings made by the Registrant to remove from registration, by means of a post-effective amendment, any of the securities registered under the Registration Statement or Amendment No. 1 which remain unsold at the termination of the offerings, the Registrant hereby removes from registration all securities of the Registrant registered under the Registration Statement and Amendment No. 1 which remained unsold as of the filing date of this post-effective amendment.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Post-Effective Amendment No. 2 to the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in London, England, on December 15, 2008.

PROTHERICS PLC

By:	/s/ Rolf Soderstrom

Name:	Rolf Soderstrom
Title:	Chief Financial Officer

Pursuant to the requirements of the Securities Act of 1933, this Post-Effective Amendment No. 2 to the Registration Statement has been signed by the following persons in the capacities indicated on December 15, 2008.

Signature	Title	Date

Director, Chief Executive Officer (principal
/s/ Louise Makin	executive officer)	December 15, 2008
Louise Makin

Director, Chief Financial Officer (principal
/s/ Rolf Soderstrom	financial and accounting officer)	December 15, 2008
Rolf Soderstrom

/s/ Christine Soden	Director, Chief Operating Officer	December 15, 2008
Christine Soden

/s/ Saul Komisar	Authorized U.S. Representative	December 15, 2008
Saul Komisar